AGREEMENT AND PLAN OF MERGER

                                       OF

                           SENESCO TECNHOLOGIES, INC.
                             (an Idaho corporation)

                                       AND

                           SENESCO TECHNOLOGIES, INC.
                            (a Delaware corporation)


     AGREEMENT AND PLAN OF MERGER (this "Plan of Merger") dated the 30th day of September 1999 between Senesco Technologies, Inc., a Delaware corporation
("STI-Delaware"), and Senesco Technologies, Inc., an Idaho corporation ("STI-Idaho"), and approved and adopted by STI-Delaware by resolution of its Board of Directors on September 30, 1999, and approved and adopted by STI-Idaho by resolution of its Board of Directors on September 30, 1999 (the "Merger").

                                   WITNESSETH:

     WHEREAS, STI-Delaware is a corporation organized and existing under the laws of the State of Delaware and was incorporated on September 29, 1999; and

     WHEREAS, STI-Idaho is a corporation organized and existing under the laws of the State of Idaho and was incorporated on April 1, 1964; and

     WHEREAS, Section 30-1-1107 of the Idaho Business Corporation Act permits a merger of a business corporation of the State of Idaho with and into a business corporation of another jurisdiction; and

     WHEREAS, Section 252 of the General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

     WHEREAS, STI-Idaho and STI-Delaware and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interest of said corporations and their respective stockholders to merge STI-Idaho with and into STI-Delaware pursuant to the provisions of Section 30-1-1107 of the Idaho Business Corporation Act and pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and of the mutual agreement of the parties hereto, being thereunto duly entered into by STI-Idaho and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by STI-Delaware and approved by a resolution adopted by its Board of Directors, and intending to be legally bound, this Plan of Merger and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein, are hereby determined and agreed upon as hereinafter in this Plan of Merger set forth.

     1. STI-Idaho and STI-Delaware shall pursuant to the provisions of the Idaho Business Corporation Act and the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, STI-Delaware, which shall be the Surviving Corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "Surviving Corporation", and which shall continue to exist as said Surviving Corporation under its present name pursuant to the provisions of the General

Corporation Law of the State of Delaware. The separate existence of STI-Idaho, which is sometimes hereinafter referred to as the "Terminating Corporation", shall cease at said effective time in accordance with the provisions of the Idaho Business Corporation Act.

     2. The Certificate of Incorporation, as amended and restated, of STI-Delaware, as now in force and effect, shall continue to be the Certificate of Incorporation of said Surviving Corporation until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

     3. The present By-Laws of STI-Delaware will be the By-Laws of said Surviving Corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

     4. The directors and officers in office of STI-Delaware at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-Laws of the Surviving Corporation.

     5. Upon the effective date of the Merger, the manner and basis of converting the shares of STI-Idaho into shares of Surviving Corporation shall be as follows: each issued share of the Terminating Corporation immediately prior to the effective time and date of the merger shall, at the effective time and date of the Merger, be converted into one share of the Surviving Corporation.


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

     6. This Plan of Merger herein made and approved shall be submitted to the shareholders of the Terminating Corporation for their approval in the manner prescribed by the provisions of the Idaho Business Corporation Act, and the Merger of the Terminating Corporation with and into the Surviving Corporation shall be authorized in the manner prescribed by the General Corporation Law of the State of Delaware.

     7. Neither of the Constituent Entities shall, prior to the effective date of the Merger, engage in any activity or transaction, other than in the ordinary course of business, except as contemplated by this Plan of Merger.

     8. The Board of Directors of STI-Idaho or the Board of Directors of STI-Delaware may, in its respective discretion, abandon this Merger without further action or approval by the members or shareholders of the Constituent Entities, at any time before the effective date of the Merger.

     9. The Merger herein provided for shall be effective upon filing of a certificate of merger with the Secretary of State of the State of Delaware.

     10. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware.

     11. This Plan of Merger may be executed in any number of counterparts, and all such counterparts and copies shall be and constitute an original instrument.

                                   **********


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed, acknowledged and certified as of the date first above written.

                                       SENESCO TECHNOLOGIES, INC.
                                         (a Delaware corporation)


                                       By: /s/ Phillip O. Escaravage
                                           ------------------------------------
                                           Name: Phillip O. Escaravage
                                           Title: Chairman and Chief Executive
                                           Officer


                                       SENESCO TECHNOLOGIES, INC.
                                         (an Idaho corporation)


                                       By: /s/ Phillip O. Escaravage
                                           ------------------------------------
                                           Name: Phillip O. Escaravage
                                           Title: Chairman and Chief
                                           Operating Officer



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